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                                                                   EXHIBIT 10.49


                                  PROVANT, Inc.
                        67 Batterymarch Street, Suite 400
                           Boston, Massachusetts 02110


                                 March 31, 2000

John F. King
2014 Redcliff Street
Los Angeles, CA 90039

Dear John:

         This letter agreement (the "Agreement") among you (the "Employee"), PROVANT, Inc. ("PROVANT") and PROVANT's subsidiary, MOHR Learning, Inc. (f/k/a Learning Systems Sciences, Inc.) (the "Company"), is intended to set forth the arrangements with respect to the termination of the Employee's employment with the Company.

        1. The Employee hereby resigns effective March 31, 2000 (the "Termination Date") as an employee and officer of the Company and from any other position that the Employee may hold with PROVANT or any of its subsidiaries (PROVANT and its subsidiaries are collectively referred to herein as the "PROVANT Group"). The Employee, the Company and PROVANT (collectively referred to as the "Parties") agree that the Employment Agreement dated as of May 4, 1998 between the Employee and the Company (the "Employment Agreement") is hereby terminated as of the Termination Date, except for the provisions of Sections 7 through 23, inclusive, of the Employment Agreement which shall remain in full force and effect. The Employee acknowledges and agrees that he has received payment in full of all amounts due to the Employee from the PROVANT Group for accrued wages, benefits (including, without limitation, accrued, unused vacation leave, earned commissions, and scheduled advances) and any other payments accrued through the Termination Date or to which the Employee is otherwise entitled in connection with the Employee's employment with the Company or the termination of such employment.

        2. In consideration for the Employee's execution of and compliance with this Agreement, the Company agrees to provide the Employee with the "Severance Benefits" described in the following subparagraphs (a), (b) and (c):

         (a) From the Termination Date through October 4, 2001 (the "Payment Period"), the Company shall pay the Employee installments of the Employee's base salary at the rate in effect at the Termination Date ($175,000 per year) and on the same schedule as executives of the Company then receive regular salary payments, such payments to begin on the Company's first regular payroll date following the Effective Date of this Agreement (as defined in paragraph 13) (the "Severance Payments"). The Severance Payments and the Bonus Payment

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John F. King
March 31, 2000
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(as defined in paragraph 1(b)) shall be subject to all applicable withholding taxes and similar required or authorized deductions.

         (b) On or before August 15, 2000, the Company shall pay the Employee a one-time payment of $52,500 (the "Bonus Payment") if the Company achieves its revenue and EBIT (earnings before interest and taxes) targets for the fiscal year ended June 30, 2000 such that the Executive would have been eligible for the Bonus Payment had he continued to be employed with the Company.

         (c) The Company will offer the Employee the opportunity to continue to participate in its group medical insurance program (the "Health Plan") pursuant to the health care continuation provisions of the federal COBRA law. If the Employee is eligible for COBRA coverage, elects to continue coverage under the Health Plan pursuant to COBRA and timely makes all required contributions in full for such coverage and otherwise maintains eligibility for COBRA coverage, then in consideration of the Employee's execution of and compliance with this Agreement, the Company agrees to pay the Employee in substantially equal installments for the Payment Period, or if shorter, the period beginning on the Effective Date and ending on the date the Employee's right to continue coverage under the Health Plan pursuant to COBRA expires, an amount equal to the portion of the premium for health care coverage paid by the Company for similarly situated active executives of the Company for coverage under the Health Plan. The Employee hereby authorizes and requests the Company to (i) withhold from the Severance Payments the Employee's portion of premiums for COBRA coverage under the Health Plan, and (ii) forward to the Health Plan insurer such withheld amount and the amounts described in the preceding sentence. The Employee's eligibility to participate in and receive benefits under the Health Plan shall remain subject to the terms and conditions of the Health Plan.

              The Employee hereby acknowledges and agrees that (i) the foregoing Severance Benefits are in excess of all other payments, benefits, and things of value to which the Employee would be entitled if the Employee did not execute and comply with this Agreement; and (ii) the Severance Benefits shall not be deemed to be salary or other compensation to the Employee for purposes of any plans, programs or arrangements maintained or contributed to by the Company to provide benefits to its employees, directors or officers ("Benefit Plans").

        3. The Employee acknowledges that (a) there are no other benefits, compensation or remuneration of any kind owing to the Employee from the PROVANT Group, including, without limitation, any accrued vacation or sick pay, other than the Employee's rights, if any, under COBRA, and (b) if the Employee hereafter serves as an independent contractor of the Company, then in such capacity the Employee shall not be entitled to participate in, accrue any


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John F. King
March 31, 2000
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benefits under, or receive any payments from any Benefit Plans (except as otherwise expressly provided under the terms of such plans).

        4. The Employee agrees that all source code, object code, memoranda, notes, records, charts, reports, letters and other documents and software made, compiled, received, held or used by the Employee while employed by the Company, concerning any phase of the business of the Company or the PROVANT Group, are the property of the Company or the PROVANT Group, as the case may be, and, together with all reproductions or abstracts thereof and together with all Company or PROVANT Group credit cards and keys, have been returned to the Company.

        5. The Employee hereby acknowledges and agrees that this Agreement is intended to be a complete and final settlement of any and all causes of action or claims that the Employee has had, now has or may now have, whether known or unknown against the PROVANT Group or any of the persons or entities specified below. The Employee hereby, on behalf of the Employee, the Employee's executors, heirs, administrators, assigns and anyone else claiming by, through or under the Employee, waives, releases, covenants not to sue and forever discharges the PROVANT Group, its predecessors, successors, related corporations, subsidiaries, divisions and affiliated organizations, and each and all of their present and former officers, directors, shareholders, representatives, agents, promoters, employees and attorneys (hereinafter "Releasees"), and each and all of them of, from and with respect to any and all debts, demands, actions, causes of action, suits, covenants, contracts, agreements, promises, torts, damages, claims, demands and liabilities whatsoever of any name and nature, both in law and in equity (hereinafter "Claims") which the Employee now has, ever had, or may in the future have against each or any of the Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date of this Agreement (as defined in paragraph 13), including, but not limited to, any Claims arising out of, based upon or connected with the Employee's engagement and/or employment by the Company, the compensation, benefits and working conditions for that employment and/or the termination of that employment, or the acquisition by PROVANT of Robert A. Steinmetz, Ph.D. and Associates, Inc., a California corporation (d/b/a Learning Systems Sciences), pursuant to the Agreement and Plan of Merger dated as of May 4, 1998 among PROVANT, the Company, Robert A. Steinmetz, Ph.D. and Associates, Inc., a California corporation (d/b/a Learning Systems Sciences), the Employee and certain other individuals, or any transactions related thereto and any Claims that may exist under federal, state or local laws, including, but not limited to, any Claims based on race, disability, color, national origin, marital status, age or sex. The foregoing waiver and release includes, without limitation, a waiver and release of any rights and Claims that Employee may have under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act,


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John F. King
March 31, 2000
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the Employee Retirement Income Security Act of 1974, the Worker Adjustment and
Retraining Notification Act, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq. (the "ADEA")(except that this Agreement does not waive or release any rights or claims under the ADEA that may arise after the execution of this Agreement or otherwise bar the Employee from challenging this Agreement's compliance with the provisions of 29 U.S.C. Section 627(f)(1)), the Fair Labor Standards Act, the state and local laws of Massachusetts and California.

        6. The Company represents and warrants that as of the date hereof, the Company knows of no claims or causes of action of whatever kind or nature which the PROVANT Group has or may have against the Employee which arose on or before the date hereof, including, but not limited to, any claims for relief, whether injunctive, declaratory, statutory, monetary or otherwise arising under any federal, state or local law, ordinance, regulation or order arising from or in connection with the Employee's employment by the Company whether based on contract, tort including negligence, or otherwise.

        7. The Employee hereby agrees not to disclose to any person (except the Employee's spouse, attorney or financial advisor), organization or agency the terms of this Agreement except as required by law and then only after notice is given by the Employee or the Employee's attorney to the Company such that, where feasible, the Company will have a reasonable prior opportunity to oppose such disclosure. The Employee also acknowledges and agrees that the restrictions against disclosure and use of confidential and/or proprietary information set forth in Section 8 of the Employment Agreement shall survive the Termination Date and shall remain in full force and effect and shall apply to any Confidential Information (as defined in the Employment Agreement) obtained by the Employee during the Payment Period. The Employee further acknowledges and agrees that the non-competition and non-solicitation restrictions set forth in
Section 7 of the Employment Agreement shall survive the Termination Date and remain in full force and effect until May 4, 2001. The Employee hereby reaffirms the Employee's obligations under Sections 7 and 8 of the Employment Agreement. The Employee further acknowledges and agrees that the non-competition, non-solicitation and non-disclosure restrictions set forth in the Employee's Non-Competition and Non-Disclosure Agreement dated May 4, 1998 remain in full force and effect until May 4, 2003.

        8. The Company and the Employee each agree with the other not to discuss with any person or entity the circumstances surrounding the Employee's employment with or separation from the Company, except to the extent required by law. The Employee agrees not to make any adverse remarks whatsoever concerning the business, operations, strategies, policies, prospects, affairs and financial condition of the Company. The Company agrees that it will not make any adverse remarks whatsoever concerning the Employee and that it will instruct its


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John F. King
March 31, 2000
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officers not to make any adverse remarks whatsoever concerning the Employee. The
Company and the Employee agree that any public disclosure of this Agreement or of the circumstances of the Employee's departure from the Company shall be agreed upon by both parties prior to its disclosure, other than disclosure required by law, including, without limitation, applicable securities laws.

        9. It is expressly understood and agreed that by entering into this Agreement, the Company in no way thereby admits that it unlawfully or wrongfully discriminated against the Employee due to the Employee's age or status or otherwise treated the Employee unlawfully.

       10. All payments (including, without limitation, the Severance Benefits) to be made to the Employee and benefits to be made available to the Employee in accordance with the terms of this Agreement, and the performance by the Company of its other obligations hereunder, shall be conditioned on the Employee's continued compliance with the covenants set forth in this Agreement and the surviving provisions of the Employment Agreement.

       11. The Company and the Employee agree that irreparable damages would occur in the event that Sections 4, 5, 7 and 8 of this Agreement are not performed by the party obligated thereunder in accordance with their specific terms. It is accordingly agreed that the other party will be entitled to an injunction or injunctions to prevent breaches of the party obligated thereunder and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

       12. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, then at the election of the party primarily benefitted by such term or provision, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

       13. The Employee acknowledges that the Employee has been given a full and fair opportunity to consider this Agreement. The Employee is hereby advised to consult with an attorney before signing this Agreement and, by the Employee's signature below, the Employee acknowledges that the Employee has consulted with an attorney before signing this Agreement. From the date that the Employee receives this Agreement, the Employee has forty-five (45) days to consider it. Should the Employee decide to sign the Agreement, the Employee has seven (7) days following the signing to revoke the Agreement, and the Agreement will not become effective and enforceable until that seven (7) day revocation period has expired (the


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John F. King
March 31, 2000
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"Effective Date"). Should the Employee either decide not to sign this Agreement or should the Employee sign it and elect to revoke it during the seven (7) day revocation period, then this Agreement shall be null and void. No payments or benefits provided for by this Agreement will be made until after this seven (7) day period has expired without the Employee revoking this Agreement.

       14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of law principles. The obligations of the Company and the Employee hereunder shall inure to the benefit of and be binding on the respective heirs, personal representatives, successors and assigns of the Parties. This Agreement embodies the entire agreement and understanding between the Employee and the Company concerning the Employee's employment and the termination thereof and incorporates and supersedes all other agreements with regard to the Employee's employment and the termination thereof. This Agreement shall not affect the Employee's surviving obligations under the Employment Agreement, the Agreement and Plan of Merger dated as of May 4, 1998 among PROVANT, the Company, Robert A. Steinmetz, Ph.D. and Associates, Inc., a California corporation (d/b/a Learning Systems Sciences), the Employee and certain other individuals, the Employee's Investment Representation Letter to PROVANT dated May 4, 1998 and the Employee's Non-Competition and Non-Disclosure Agreement dated May 4, 1998.

       15. This Agreement may be amended or modified only upon the written mutual consent of the parties.

       16. The Employee hereby acknowledges and agrees that (a) the Employee understands the provisions of this Agreement, (b) the Employee's acceptance and execution of this Agreement is knowing and voluntary, (c) the Employee has been afforded a full and reasonable opportunity of at least forty-five (45) days to consider its terms and to consult with or seek advice from any attorney or any other persons of the Employee's choosing, (d) the Employee has been advised by the Company to consult with an attorney prior to executing this Agreement and has, in fact, consulted with an attorney and (e) at the same time the Employee was first presented with this Agreement, the Employee was provided with an appendix to this Agreement containing information, including job titles and ages, relating to the group of employees, if any, considered for eligibility to receive special severance benefits of the type described in this Agreement and those employees, if any, in the same decisional unit who were not eligible.


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John F. King
March 31, 2000
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         If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter, whereupon this letter and such copy will constitute a binding agreement under seal between you and the Company on the basis set forth above.

                               Very truly yours,

                               PROVANT, INC.


                               By: /s/ Curtis M. Uehlein
                                   --------------------------------------------
                                   Name: Curtis M. Uehlein
                                   Title: President and Chief Executive Officer



                               MOHR LEARNING, INC.


                               By: /s/ Rajiv Bhatt
                                   ---------------------------------------------
                                   Name: Rajiv Bhatt
                                   Title: Vice President


Acknowledged and Agreed to:

/s/ John F. King
-------------------------------
John F. King


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